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Exhibit 23.1

Staley, Okada & Partners	Suite 400 - 889 West Pender Street Vancouver, BC, Canada V6C 3B2
Tel 604 694-6070 Fax 604 585-8377

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use this Registration Statement on Form SB-2/A, amendment No. 8, of our report dated July 15, 2004, relating to financial statements of Express Systems Corporation as of March 31, 2004, and for the year ended March 31, 2004, and to the reference to our Firm under the captions "Selected Financial Data" and "Experts" in the Form SB-2/A.

/s/STALEY, OKADA & PARTNERS

Vancouver, Canada
December 21, 2004